===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           MORRISON HEALTH CARE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[MORRISON HEALTH CARE, INC.
LOGO APPEARS HERE]


August 31, 1998

Dear Shareholders:

  We are holding your 1998 Annual Meeting on Tuesday, September 29, 1998 at 1:00 p.m., local time, at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354. We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

  We hope that you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          MORRISON HEALTH CARE, INC.


                                          /s/ GLENN DAVENPORT

                                          Glenn A. Davenport
                                          President and
                                          Chief Executive Officer




                          MORRISON HEALTH CARE, INC.
           ---------------------------------------------------------
1955 Lake Park Drive . Suite 400 . Smyrna, Georgia 30080-8855 . (770) 437-3300
                           . Telefax: (770) 437-3343

                          MORRISON HEALTH CARE, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                              SEPTEMBER 29, 1998

  The Annual Meeting of Shareholders of Morrison Health Care, Inc. will be held at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 on Tuesday, September 29, 1998, at 1:00 p.m., local time, for the following purposes:

    1. To elect two Class III directors to the Board of Directors for a term of three years.

    2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only shareholders of record at the close of business on August 14, 1998 are entitled to vote at the meeting.

  The mailing address of the Company's principal executive office is 1955 Lake Park Drive, S.E., Suite 400, Smyrna, Georgia 30080-8855.

  We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          By Order of the Board of Directors,

                                          /s/ JOHN E. FOUNTAIN
                                          -------------------------------------
                                          John E. Fountain
                                          Vice President, General Counsel
                                          and Secretary

August 31, 1998
Atlanta, Georgia

                          MORRISON HEALTH CARE, INC.
                          1955 LAKE PARK DRIVE, S.E.
                                   SUITE 400
                          SMYRNA, GEORGIA 30080-8855

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

                              GENERAL INFORMATION

  The following Proxy Statement and the accompanying proxy card, first mailed to shareholders on or about August 31, 1998, are furnished in connection with the solicitation by the Board of Directors of Morrison Health Care, Inc., a Georgia corporation (the "Company"), of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Tuesday, September 29, 1998, at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 and at any adjournment(s) thereof (the "Annual Meeting").

  Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Annual Meeting. All shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted (i) in favor of the election of the two nominees for directors named in this Proxy Statement and (ii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

  The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the shareholders personally or by telephone.

  August 14, 1998 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders holding of record a majority of shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy on which the authority to vote for one or more Director Nominees is withheld, if any, are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on August 14, 1998 was 12,084,408, each of which is entitled to one vote.

  Election of each of the Director Nominees named in Proposal 1 requires the approval of a plurality of the votes cast in the election. For purposes of determining whether a Director Nominee has been elected, shares as to which authority is withheld will have no effect on the outcome of the voting.

  The Company became an independent publicly-owned company in March 1996 as a result of the distribution ("Distribution") by Morrison Restaurants Inc., a Delaware corporation ("MRI"), to its shareholders of all of the issued and outstanding shares of Common Stock of the Company. In the Distribution, MRI also distributed to its shareholders all of the issued and outstanding shares of Common Stock of Morrison Fresh Cooking, Inc. ("MFCI"), which held the family dining assets and business of MRI.

PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Articles of Incorporation provide for three classes of directors with staggered, three-year terms of office and provide that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. At the Annual Meeting, the two nominees are for the Class III directors. The Class I and Class II directors have one year and two years, respectively, remaining on their terms of office. The Company's Articles of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three nor more than 12 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to be voted in the election of directors voting together as a single class. The Board of Directors has fixed the exact number of members of the Board of Directors at seven and has nominated John B. McKinnon and Dr. Benjamin F. Payton to serve in Class III of the Board of Directors for a term of three years. Both nominees are currently serving as directors of the Company.

  It is intended that persons named in the accompanying form of proxy will vote for the two nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

                   DIRECTOR AND DIRECTOR NOMINEE INFORMATION

NOMINEES FOR DIRECTORS

                        CLASS III -- TERM EXPIRING 2001

JOHN B. MCKINNON
Director of the Company since 1996Age: 63

  Mr. McKinnon has served as Chairman of the Board of Directors of the Company since the Distribution in March 1996. Prior to his retirement in May 1995, Mr. McKinnon was Dean of Babcock Graduate School of Management at Wake Forest University. Prior thereto, he was President, Sara Lee Food Service from July 1988 through June 1989, and President, Sara Lee Corporation from July 1986 through June 1988. Mr. McKinnon served as a director of MRI from 1989 until the Distribution in March 1996. Mr. McKinnon serves as a director of Premark International, Inc. and Ruby Tuesday, Inc.

DR. BENJAMIN F. PAYTON
Director of the Company since 1996Age: 65

  Dr. Payton has been the President of Tuskegee University since 1981. Dr. Payton was a director of MRI from 1993 until the Distribution in March 1996. Dr. Payton also is a director of AmSouth Bancorporation, AmSouth Bank, N.A., The Liberty Corporation, Sonat, Inc., Praxair, Inc. and Ruby Tuesday, Inc.

DIRECTORS CONTINUING IN OFFICE

                         CLASS I -- TERM EXPIRING 1999

E. EUGENE BISHOP
Director of the Company since 1996Age: 68

  Mr. Bishop was Chairman of the Board of MRI from June 1992 until his retirement in May 1995. From June 1986 to June 1992, he was Chairman of the Board and Chief Executive Officer of MRI. Mr. Bishop was a director of MRI from 1963 until the Distribution in March 1996.

ARTHUR R. OUTLAW, JR.
Director of the Company since 1996          Age: 44

  Mr. Outlaw is Chairman of the Board and Chief Executive Officer of Marshall Biscuit Company, which he founded in 1985. Prior thereto, Mr. Outlaw was employed in cafeteria management and finance for MRI from 1978 through 1985.

FRED L. BROWN
Director of the Company since 1996          Age: 57

  Mr. Brown is President and Chief Executive Officer of St. Louis-based BJC Health System. Prior thereto, he served as President and CEO of Christian Health Services, one of BJC's founding member organizations. BJC is an integrated healthcare provider serving Missouri and southern Illinois through more than 100 inpatient and outpatient academic and community based service sites. He is the Chairman-Elect of the American Hospital Association and a member of the board of the Voluntary Hospital Association of America and the Healthcare Research and Development Institute. He also serves as a Governor of the American College of Healthcare Executives. He currently serves as a director of Citation Computers, Inc. and Commerce Bancshares, Inc.

                        CLASS II -- TERM EXPIRING 2000

CLAIRE L. ARNOLD
Director of the Company since 1996          Age: 51

  Ms. Arnold has been Chairperson and Chief Executive Officer of Leapfrog Services, Inc., a privately-held technical outsourcing company, since April 1998. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company holding stock in NCC L.P., from August 1979 to February 1995 and was Chief Executive Officer of NCC L.P., a major distributor of grocery, tobacco, candy, health and beauty, and allied products to retail stores, from November 1992 to April 1994. Prior thereto, Ms. Arnold was Chairman and Chief Executive Officer of NCC L.P. from August 1979 to November 1992. Ms. Arnold was a director of MRI from 1994 until the Distribution in March 1996. Ms. Arnold also is a director of Schweitzer-Mauduit International, Inc., Ruby Tuesday, Inc. and International Multifoods, Inc.

GLENN A. DAVENPORT
Director of the Company since 1996          Age: 44

  Mr. Davenport has served as President, Chief Executive Officer and Director of the Company since the Distribution in March 1996. Mr. Davenport was President of the Health Care Division of MRI's Morrison Group from November 1993 through March 1996. Prior thereto, he served as Senior Vice President of MRI's Hospitality Group from February 1990 through November 1993 and in various other capacities since he first joined MRI in November 1973.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
           OF THE TWO NOMINEES FOR CLASS III DIRECTORS NAMED ABOVE.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of August 14, 1998 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company who beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock.

                                                      NUMBER OF SHARES
                                                        BENEFICIALLY   PERCENTOF
                    NAME OF GROUP                        OWNED (1)     CLASS (2)
                    -------------                     ---------------- ---------
5% STOCKHOLDERS:
  GeoCapital, LLC (3)................................    1,325,595       10.7%
  David L. Babson & Company Incorporated(4)..........    1,052,200        8.5
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
  C.L. Arnold........................................        9,074          *
  E.E. Bishop........................................      377,111(5)     3.0
  F.L. Brown.........................................        8,649          *
  G.A. Davenport.....................................      155,266(6)     1.3
  G.L. Gaddy.........................................          250          *
  J.B. McKinnon......................................       13,069          *
  A.R. Outlaw, Jr....................................      208,127        1.7
  B.F. Payton........................................        9,105          *
  K.W. Engwall.......................................       18,350          *
  F.G. Michels.......................................        9,017          *
  J.D. Underhill.....................................       23,250          *
  All directors and executive officers
   As a group (13 persons)...........................      857,215        7.0

--------
(1) Includes shares subject to currently exercisable options and options exercisable within 60 days after August 14, 1998 held by the named persons and group as follows: Ms. Arnold, 5,132; Mr. Bishop, 208,748; Mr. Brown, 3,468; Mr. Davenport, 117,377; Mr. Gaddy, 0; Mr. McKinnon, 9,426; Mr. Outlaw, Jr., 0; Dr. Payton, 5,132; Mr. Engwall, 13,865; Ms. Michels, 5,569; Mr. Underhill, 13,524; and all directors and executive officers as a group, 396,844.
(2) "Percent of Class" has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to currently exercisable options and options exercisable within 60 days after August 14, 1998), without regard to any disclaimers of beneficial ownership by the person indicated.
(3) The address of GeoCapital, LLC is 45th Floor, 767 Fifth Avenue, New York, NY 10153-4590.
(4) The address of David L. Babson & Company Incorporated, is Suite 1000, One Memorial Drive, Cambridge, Massachusetts 02142-1300.
(5) Includes 2,053 shares owned by Mr. Bishop's spouse.
(6) Includes 29 shares owned by Mr. Davenport's spouse.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 1998 have been complied with on a timely basis.

DIRECTORS' FEES AND ATTENDANCE

  The Board of Directors of the Company met four times during fiscal year 1998. Each director attended at least 75% of these meetings and of the meetings of any committee of which he or she was a member which were held during the fiscal year.

  Directors who are employees of the Company receive no directors' fees. All non-employee directors currently receive a $16,000 annual retainer and $1,000 per Board meeting attended. Non-employee directors serving on the Audit Committee or the Compensation and Stock Option Committee (other than the Chairmen of such committees) receive a fee of $1,000 for each committee meeting attended not held in conjunction with a Board meeting. Committee Chairmen receive a fee of $1,000 for each committee meeting attended. Non-employee directors serving on any committee are compensated at a rate of $200 an hour for services performed on special assignments.

  Mr. McKinnon, Chairman of the Company's Board of Directors, provides strategic planning, investor relations and management consulting services to the Company on a regular basis. Mr. McKinnon is generally compensated at a rate of $2,000 per day for such services. For fiscal year 1998, Mr. McKinnon was paid an aggregate of $2,400 for such services. Mr. McKinnon is also eligible to participate in a program under the Company's 1996 Stock Incentive Plan that permits him to elect to direct that up to 60 percent of his consulting fees for each fiscal quarter be allocated to the purchase of Company Common Stock on his behalf. Under this program, Mr. McKinnon is awarded bonus shares and stock options based on formulas and subject to terms and conditions substantially similar to awards that would be made under the Company's Directors' Plan, as described below, to a participant who elects to allocate a portion of his or her retainer for the purchase of Company Common Stock.

  The Morrison Health Care, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan") permits non-employee directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during that fiscal quarter. Amounts credited to a director's deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director's seventieth birthday, or (b) the date the director ceases to be a member of the Board of Directors.

  The Directors' Plan provides that each non-employee director who has not attained the Target Ownership Level, as defined below, will be deemed to have elected to direct that 60 percent of his or her retainer payable for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf. Each non-employee director may elect to direct, in 10 percent increments and subject to such other conditions prescribed by the Directors' Plan, that up to 100 percent of his or her retainer for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf (collectively, the "Stock Awards"). A deemed election will continue in effect until that director, after attaining the Target Ownership Level, modifies or revokes the election in the manner allowed for discretionary elections.

  A director will be treated as having attained the "Target Ownership Level" for a fiscal quarter if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value, as determined by the closing price on the last trading day prior to such date ("Fair Market Value"), equal to 10 multiplied by that director's annual retainer.

  Each director who has elected, or who has been deemed to have elected, to purchase Stock Awards for a fiscal quarter, will be issued the number of shares of Common Stock equal to the amount of the retainer elected to be so allocated, multiplied by 1.15 and divided by the Fair Market Value of a share of Common Stock, as of the issue date. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless the committee administering the Directors' Plan waives this restriction.

  The Directors' Plan provides that each non-employee director who receives Stock Awards, whether through a deemed election or a discretionary election, will be awarded an option to purchase shares of Common Stock (the "Options") equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be.

  Options issued under the Directors' Plan will be granted on the first day of each fiscal quarter for which an election for a Stock Award is in effect; will become fully exercisable six months following the date of grant; and will be exercisable at the Fair Market Value of the Common Stock as of the date of the option grant. Each Option shall expire generally upon the fifth anniversary of the date on which it was granted.

  Under the Directors' Plan, each non-employee director shall receive an option to purchase 5,000 shares of Common Stock as of the date the individual is first elected to the Board of Directors and shall receive an additional option to purchase 2,000 shares of Common Stock upon his or her re-election. Each restricted stock option award shall be evidenced by a Stock Incentive Agreement.

COMMITTEES OF THE BOARD

  The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to two committees. Information concerning these committees follows.

  Audit Committee. The Audit Committee is comprised solely of non-management directors. The Audit Committee maintains communications with the Company's independent auditors as to the nature of the auditors' services, fees and such other matters as the auditors believe may require the attention of the Board. The Audit Committee reviews the Company's internal control procedures and makes recommendations to the Board with respect thereto. The Audit Committee met two times during fiscal year 1998. The current members of the Audit Committee are E. Eugene Bishop (Chairman), Claire L. Arnold, Arthur R. Outlaw, Jr., Fred Brown and Dr. Benjamin F. Payton.

  Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the "Compensation Committee") is comprised solely of non-management directors. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The Compensation Committee met three times during fiscal year 1998. The current members of the Compensation Committee are Claire
L. Arnold (Chairman), E. Eugene Bishop, Arthur R. Outlaw, Jr., Fred Brown and Dr. Benjamin F. Payton.

                            EXECUTIVE COMPENSATION

  This section of the Proxy Statement discloses compensation which has been awarded to, paid to, or earned by (i) the Company's Chief Executive Officer and (ii) each of the four other executive officers of the Company who were most highly compensated and whose salary and bonus exceeded $100,000 in fiscal year 1998, for services rendered to MRI prior to the Distribution and to the Company thereafter during each of the three fiscal years in the period ended May 31, 1998, (together, these persons are sometimes referred to as the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                                                                  ALL OTHER
                                      ANNUAL COMPENSATION               LONG-TERM COMPENSATION   COMPENSATION
                         --------------------------------------------- ------------------------- ------------
                                                                        RESTRICTED     AWARDS
                                                        OTHER ANNUAL       STOCK      OPTIONS/
   NAME AND POSITION     YEAR SALARY ($) BONUS ($)(1) COMPENSATION ($) AWARDS ($)(2) SARS (#)(3)    ($)(4)
   -----------------     ---- ---------- ------------ ---------------- ------------- ----------- ------------
G. A. Davenport......... 1998  287,908     145,000          8,145         173,391      109,037      6,121
 President and           1997  262,800     131,400          7,500(5)          -0-       63,356      3,945
 Chief Executive Officer 1996  234,134      32,850          5,929(5)          -0-      266,776      5,843
G.L. Gaddy(6)........... 1998  135,577      85,673         76,440(7)       75,675       95,807        -0-
 Senior Vice President,  1997      N/A         N/A            N/A             N/A          N/A        N/A
 Sales and Marketing     1996      N/A         N/A            N/A             N/A          N/A        N/A
K.W. Engwall............ 1998  158,000      63,200         20,000(8)       75,578       47,525      3,653
 Senior Vice President,
  Finance                1997  135,170      52,000         56,924(8)          -0-       24,911      4,695
 and Assistant Secretary 1996  108,421      18,200         33,588(8)          -0-       55,583      3,327
J.D. Underhill.......... 1998  154,182      62,000            -0-          91,790       49,714      2,000
 Senior Vice President,  1997  144,362      40,417          3,600(5)          -0-       24,911      1,900
 Sales and Marketing     1996  144,362      16,240          5,383(5)          -0-       56,731        -0-
F.G. Michels(9)......... 1998  128,000      51,200          2,279          51,700       36,833      4,000
 Senior Vice President,  1997  111,077      24,840          2,415             -0-       21,845      4,272
 Support Services        1996   78,585      32,063          4,227             -0-       50,000        -0-

--------
 (1) Does not include bonuses paid in restricted stock (see footnote (2) below).
 (2) Represents the dollar value of shares of restricted stock issued to each of the Named Executives during fiscal year 1998 pursuant to the Company's annual incentive program based on the closing market price of the Company's unrestricted Common Stock on the date of award. Under this program, beginning with fiscal year 1998, any bonus amount in excess of a Named Executive's bonus amount earned at the "target" level of performance is paid in restricted stock valued, for this purpose, at the fair market value of the Company's unrestricted Common Stock on the date of the award. In addition, for each share of restricted stock paid in lieu of bonus, the Named Executive receives an additional .15 of a share of restricted stock and an option to purchase three times the aggregate number of shares of restricted stock received at a per share exercise price equal to the fair market value per share of the Common Stock on the date of the of the grant of the option. The shares of restricted stock may not be transferred for a period of three years and are subject to forfeiture in the event the Named Executive's employment is terminated within 18 months following the date of award for any reason other than due to death, retirement or disability. The stock options granted in connection with the restricted stock have a term of ten years and generally become exercisable within three years after the date of the grant. The number of shares of restricted stock awarded under the annual incentive program and held by each of the Named Executives as of the end of fiscal year 1998 and the value thereof based on the closing market price of the Company's unrestricted Common Stock on May 29, 1998 (the last trading day of fiscal year 1998) were as follows: G. A. Davenport, 10,125 and $173,391; G. L. Gaddy, 4,419 and $75,675; K. W. Engwall, 4,413
     and $75,573; J. D. Underhill, 5,360 and $91,790; and F. G. Michels, 3,019
     and $51,700. Dividends on restricted stock are paid to the holders thereof at the same rate payable to the Company's shareholders generally.
 (3) For fiscal year 1996, the numbers of options shown include options to purchase shares of Common Stock of the Company issued upon conversion of options granted by MRI prior to the Distribution. MRI options were converted in the Distribution into options to purchase shares of common stock of each of the Company, MFCI and RTI with the number of shares subject to each such option allocated based on the conversion ratios used in connection with the Distribution and the related reverse stock split. See "General Information." The exercise price per share of the MRI options has been allocated among the options to purchase common stock of the Company, MFCI and RTI into which the MRI options were converted based upon a formula that took into account the relative trading prices of the common stock of the three companies for the first ten trading days following the Distribution. Such per share exercise price was allocated as follows: 36.62% to the Company option; 10.22% to the MFCI option; and 53.16% to the RTI option. Except for the number of shares and exercise price thereof, the replacement options have the same terms and conditions as the original MRI options.

 (4) The amounts in this column include the following: (a) Company contributions to the Deferred Compensation Plan for fiscal years 1998, 1997 and 1996, respectively: G.A. Davenport, $4,225, $2,406 and $4,705;
     G.L. Gaddy, $0, N/A and N/A; K.W. Engwall, $1,623, $3,003 and $3,262;
     J.D. Underhill, $1,714, $1,777 and $0; and F.G. Michels, $3,675, $4,150
     and $0; (b) executive group life and accidental death and dismemberment insurance plan premiums paid for fiscal years 1998, 1997 and 1996, respectively: G. A. Davenport, $179, $540 and $489; and K. W. Engwall, $198, $1,541 and $65; (c) employee portion of split-dollar life insurance premiums paid by the Company for fiscal years 1998, 1997 and 1996, respectively: G.A. Davenport, $1,094, $817 and $649; and K.W. Engwall, $405, $0 and $0; and (d) Company contributions to the 401(k) plan for fiscal years 1998, 1997 and 1996, respectively: G.A. Davenport, $624, $182 and $0; K.W. Engwall, $859, $151 and $0; J.D. Underhill, $286, $123
     and $0; and F.G. Michels, $325, $122 and $0.
 (5) Represents the value of bonus shares issued in connection with the purchase of (a) shares of Common Stock under the Company's Management Stock Option Program following the Distribution, and (b) shares of common stock of MRI under the MRI Management Stock Option Program prior to the Distribution.
 (6) G. L. Gaddy became an executive officer of the Company on February 1, 1998.
 (7) Represents relocation-related expenses.
 (8) Represents relocation related expenses of $20,000, $53,324 and $30,000 for fiscal years 1998, 1997 and 1996, respectively. Also includes $3,600 and $3,588 for fiscal years 1997 and 1996, respectively, representing the value of bonus shares issued in connection with the purchase of shares of Common Stock under the Company's Management Stock Option Program after the Distribution.
(9) F. G. Michels became an executive officer on March 9, 1996.

                         OPTION GRANTS IN FISCAL 1998

  The following table presents information regarding fiscal year 1998 grants of options to purchase shares of Common Stock to the Named Executives. The Company has no outstanding SARs and granted no SARs during fiscal year 1998.

                                                                            POTENTIAL REALIZABLE VALUE(2)
                                                                             AT ASSUMED ANNUAL RATES OF
                                                                      STOCK PRICE APPRECIATION FOR OPTION TERM
                                                                    ---------------------------------------------
                                     INDIVIDUAL GRANTS                        5%                    10%
                         ------------------------------------------ ---------------------- ----------------------
                                   % OF TOTAL                                 MARKET PRICE           MARKET PRICE
                         OPTIONS/ OPTIONS/SARS EXERCISE                       REQUIRED TO            REQUIRED TO
                           SARS    GRANTED TO   OR BASE                         REALIZE                REALIZE
                         GRANTED  EMPLOYEES IN   PRICE   EXPIRATION  DOLLAR   DOLLAR GAINS  DOLLAR   DOLLAR GAINS
          NAME           (#) (1)  FISCAL YEAR  ($/SHARE)    DATE    GAINS ($)  ($/SHARE)   GAINS ($)  ($/SHARE)
          ----           -------- ------------ --------- ---------- --------- ------------ --------- ------------
G.A. Davenport..........  30,375     7.8193     17.1250   5/31/08    327,133    27.8948      829,020   44.4178
                          39,331    10.1248     17.1250   5/31/08    423,588    27.8948    1,073,455   44.4178
G.L. Gaddy..............  25,000     6.4357     16.5000   7/07/02    259,419    26.8768      657,419   42.7968
                          25,000     6.4357     18.8750   2/05/08    296,760    30.7454      752,047   48.9569
                          13,257     3.4127     17.1250   5/31/08    142,776    27.8948      361,821   44.4178
                          16,275     4.1896     17.1250   5/31/08    175,279    27.8948      444,191   44.4178
K.W. Engwall............  13,239     3.4081     17.1250   5/31/08    142,582    27.8948      361,330   44.4178
                          17,143     4.4131     17.1250   5/31/08    184,627    27.8948      467,881   44.4178
J.D. Underhill..........  16,080     4.1394     17.1250   5/31/08    173,179    27.8948      438,869   44.4178
                          16,817     4.3291     17.1250   5/31/08    181,116    27.8948      458,984   44.4178
F.G. Michels............   9,057     2.3315     17.1250   5/31/08     97,542    27.8948      247,191   44.4178
                          13,888     3.5751     17.1250   5/31/08    149,571    27.8948      379,043   44.4178

--------
(1) The indicated options have a term of either five years or ten years and were granted pursuant to the Company's Stock Incentive Plan and become exercisable three years after date of grant. In the event of a change of control of the Company, the Committee administering the plan may accelerate vesting, otherwise adjust the options or terminate the options. Option holders also have certain rights with respect to these options pursuant to their Change of Control Agreements. See "Contracts with Executives."
(2) The Potential Realizable Values are calculated as follows: Market Price at Grant x (1 + Stock Price Appreciation Rate)]--Exercise Price x Number of Underlying Shares. The Potential Realizable Values are based on annualized compound rates of increase over a five or ten-year term, with annual appreciation rates of 5% and 10%, respectively.

                        AGGREGATED OPTION EXERCISES IN
                    FISCAL 1998 AND FISCAL YEAR END VALUES

  The following table presents information regarding exercises of options to purchase shares of Common Stock of the Company during fiscal 1998 by the Named Executives and the value of unexercised options to purchase Company Common Stock held at May 31, 1998. There were no Company SARs outstanding during fiscal 1998.

                                              NUMBER OF
                                             UNEXERCISED   VALUE OF UNEXERCISED
                                             OPTIONS AT    IN-THE-MONEY OPTIONS
                                             FY-END (#)      AT FY-END (#)(2)
                        SHARES     VALUE   --------------- --------------------
                     ACQUIRED ON  REALIZED  EXERCISABLE/       EXERCISABLE/
        NAME         EXERCISE (#)  ($)(1)   UNEXERCISABLE     UNEXERCISABLE
        ----         ------------ --------  -------------  --------------------
G. A. Davenport.....       0          0    115,308/240,806 86,824.80/365,630.63
G. L. Gaddy.........       0          0          0/50,000          0/15,625.00
K. W. Engwall.......       0          0     13,920/75,478  18,589.35/133,708.44
J. D. Underhill.....       0          0     15,129/75,736   3,219.28/132,253.00
F. G. Michels.......       0          0      2,224/71,845   6,963.45/121,138.75

--------
(1) Value Realized is calculated as follows: [(Per Share Closing Price on date of exercise)--(Per Share Exercise Price)] x Number of Shares for which the option was exercised.
(2) Value of Unexercised, In-the-Money Options at FY-End is calculated as follows: [(Per Share Closing Sale Price on May 29, 1998)--(Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price on May 29, 1998, the last trading day of fiscal 1998, was $17.125.

RETIREMENT PLAN

  Following the Distribution and in conjunction therewith, the Company became a co-sponsor of the Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan, which covers employees of the Company who had attained age 21 and had completed at least one year of full-time service with MRI by July 1, 1987. A participant's accrued annual benefit is determined generally by adding A and B below, as applicable:

  (A) 1/4 percent of pay up to that year's Social Security Wage Base, plus 1 1/4 percent of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

  (B) 1/4 percent of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus 1 1/4 percent of such pay in excess of $14,400, both multiplied by the number of credited years of service with MRI up to January 1, 1986.

  Normal retirement for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant's accrued benefit becomes vested upon completion of five years of service after age 18.

  Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, described below.

EXECUTIVE SUPPLEMENTAL PENSION PLAN

  Eligible Named Executives of the Company participate in the Company's Executive Supplemental Pension Plan ("ESPP") adopted March 7, 1996. The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. Company employees who participated in the MRI Executive Supplemental Pension Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released Ruby Tuesday, Inc., the successor to MRI, from liability for benefits accrued prior to the Distribution under the MRI Executive Supplemental Pension Plan. (However, both Ruby Tuesday, Inc. and MFCI have agreed to be secondarily liable for certain benefits accrued under the ESPP to the extent of the amounts these employees had earned under the MRI Executive Supplemental Pension Plan as of the Distribution.) As a condition of entry to the ESPP, future participants must complete five years of consecutive service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP.

  A participant's accrued benefit in the ESPP equals 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service (as defined in the ESPP) not in excess of 20 years; plus 1 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service; less the retirement benefit payable at the age of 65 in the form of a single life annuity payable to the participant under the Retirement Plan; and less the participant's primary Social Security benefits. Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits are paid to a participant in the same manner as benefits are paid to the participant under the Retirement Plan and become vested if the participant has completed ten years of service. Normal retirement for purposes of the ESPP is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Early retirement provisions allow designated participants to receive unreduced benefits as early as age 55 depending upon criteria specified in the ESPP. A participant's receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation in the ESPP continues until age 65. In accordance with the ESPP, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

                      EXECUTIVE SUPPLEMENTAL PENSION PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65


                                                                          30 OR
ANNUAL AVERAGE BASE SALARY                  10     15      20      25     MORE
--------------------------                ------ ------- ------- ------- -------
$ 75,000................................. 18,750  28,125  37,500  41,250  45,000
 100,000................................. 25,000  37,500  50,000  55,000  60,000
 125,000................................. 31,250  46,875  62,500  68,750  75,000
 150,000................................. 37,500  56,250  75,000  82,500  90,000
 175,000................................. 43,750  65,625  87,500  96,250 105,000
 200,000................................. 50,000  75,000 100,000 110,000 120,000
 225,000................................. 56,250  84,375 112,500 123,750 135,000
 250,000................................. 62,500  93,750 125,000 137,500 150,000
 275,000................................. 68,750 103,125 137,500 151,250 165,000
 300,000................................. 75,000 112,500 150,000 165,000 180,000

  Years of continuing service, to the nearest year, and current remuneration covered by the ESPP (base salary) for the eligible Named Executives are: Mr. Davenport, 24 years, $290,000; and Mr. Engwall, 15 years, $158,000.

MANAGEMENT RETIREMENT PLAN

  Effective as of March 7, 1996, the Company adopted the Morrison Health Care, Inc. Management Retirement Plan ("MRP") to provide for a select group of management or highly compensated employees the security of receiving a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) and whose average annual compensation over a consecutive three calendar-year period equals or exceeds $40,000, which amount may be adjusted by the Company from time to time. Company employees who participated in the MRI Management Retirement Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released Ruby Tuesday, Inc., successor to MRI, from liability for benefits accrued prior to the Distribution under the MRI Management Retirement Plan. (However, both Ruby Tuesday, Inc. and MFCI have both agreed to be secondarily liable for certain benefits accrued under the MRP to the extent of the amounts these employees had earned under the MRI Management Retirement Plan as of the Distribution.)

  A participant's single-life annuity accrued benefit in the MRP equals 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years; plus 2 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years; minus the sum of (a) the participant's Retirement Plan benefits, (b) the participant's Social Security benefits, and (c) the participant's ESPP Benefit (as defined in the MRP). For purposes of determining a participant's accrued benefit, a year's compensation includes commissions and bonuses, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by the Company from time to time.

  Normal retirement for purposes of the MRP is age 65, although a participant may retire with a benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the MRP must be in the same form as those payable under the Retirement Plan. The MRP allows payment of a participant's accrued benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the MRP until age 65. In accordance with the MRP, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits payable under the ESPP. A participant is ineligible for benefits under the MRP while receiving any long-term disability benefits.

                          MANAGEMENT RETIREMENT PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

                                                                          30 OR
              FINAL AVERAGE SALARY                  15     20      25     MORE
              --------------------                ------ ------- ------- -------
$ 40,000......................................... $9,000 $12,000 $16,000 $20,000
  60,000......................................... 13,500  18,000  24,000  30,000
  80,000......................................... 18,000  24,000  32,000  40,000
 100,000......................................... 22,500  30,000  40,000  50,000

  Years of credited service and salary covered by the MRP for the eligible Named Executives are: Mr. Davenport, 24 years, $100,000; and Mr. Engwall, 15 years, $100,000.

CONTRACTS WITH EXECUTIVES

  The Company entered into a Change of Control Agreement (the "Change of Control Agreement") with each of the Named Executives. The Change of Control Agreement is designed to diminish the distraction of executives by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control (as defined in the Change of Control Agreement and set forth below) and to encourage their full attention and dedication to the Company currently and in the event of any pending or threatened Change of Control.

  Under the Change of Control Agreement, a "Change of Control" is defined as either (a) certain changes in the composition of more than 20 percent of the Board of Directors, or (b) with certain exceptions, any "Business Combination" (as defined in the Change of Control Agreement) that has not been approved by the holders of 80 percent or more of the Company's outstanding voting stock. Events that do not constitute a Change of Control include (a) any Business Combination approved by at least 80 percent of the Continuing Directors (as defined in the Change of Control Agreement), (b) any Business Combination transaction that satisfies certain price and procedural requirements specified in the Company's Articles of Incorporation, and (c) any acquisition by the Company, any of its subsidiaries, or any employee benefit plan of the Company or any of its subsidiaries.

  Prior to the first date on which a Change of Control occurs (the "Effective Date"), each covered executive remains an at-will employee, except as may be provided in any other agreement, and any termination of his employment will terminate his rights under the Change of Control Agreement. If and when the Effective Date occurs, the Company has agreed to continue the employment of the executive, and the executive has agreed to remain in the employ of the Company, for a three-year period (the "Employment Period") commencing on the Effective Date. During the Employment Period, the executive (a) shall receive an annual base salary no less than that received prior to the Effective Date and an annual bonus no less than the average of the last three annual bonuses received prior to the Effective Date, and (b) generally shall be entitled to continuation of retirement, savings and welfare benefit plan participation and practices, expense reimbursements and other fringe benefits on a basis at least comparable to that obtaining prior to the Effective Date.

  If during the Employment Period the Company terminates the executive's employment other than for cause, death or disability, or if the executive terminates his employment for "good reason" (as defined in the Change of Control Agreement), or if the executive terminates his employment for any reason during the 30-day period immediately following the first anniversary of the Effective Date, the executive becomes entitled to receive (a) any unpaid portion of his accrued annual base salary plus a pro rata portion of his highest annual bonus paid or payable for the three fiscal years immediately preceding his date of termination, (b) an amount equal to either three, two or one times the sum of his annual base salary and his highest annual bonus, depending upon the particular multiplier stipulated in his Change of Control Agreement, (c) any other accrued obligations, (d) rights with respect to any outstanding stock options granted to him prior to his date of termination or a cash amount equal to the difference between the option price and the then value of Company stock for which any such option was granted, and (e) certain employee benefits consisting of retirement, savings and various health and welfare insurance benefits. The multiplier referred to in clause (b) of the preceding sentence is three for each of the persons named in the Summary Compensation Table. If this package of compensation and benefits constitutes "excess parachute payments" as defined under the Internal Revenue Code, the Company will pay an additional amount sufficient to reimburse the executive for all taxes payable by the executive with respect to the parachute payments. The Company estimates that the obligations to the Named Executives as of the date of this Proxy Statement if a Change of Control had occurred and the employment termination provisions of the Change of Control Agreement were to take effect immediately (excluding retirement benefits) would be approximately as follows: Mr. Davenport, $1,351,974; Mr. Underhill, $648,308; Mr. Engwall, $771,447; and Ms. Michels, $584,117. Other executives may be made subject to a Change of Control Agreement by the Board of Directors.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors of the Company, which is composed solely of non-employee directors of the Company, has furnished the following report on executive compensation.

OVERALL COMPENSATION PHILOSOPHY

  The Company executive compensation policies and programs emphasize performance-based elements of executive compensation. The Company's executive compensation programs closely align performance measures with current business strategy and are designed to motivate executive behavior. In general, the Company controls base salaries and compensates outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

  . Base salaries are competitive with the Company's peer group of public companies in the health care food and nutrition services industry;

  . A very significant portion of executive compensation is tied to the Company's success in meeting predetermined annual and long-term performance goals, including the Company's profitability and appreciation in the Company's stock price; and

  . Executives are required to own specified amounts of stock in the Company, resulting in direct linkage between executive and shareholder interests.

  The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company's executives to achieve the goals inherent in the Company's business strategy.

  The key components of the Company's executive compensation packages are base salary, annual incentive opportunities, and equity devices. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Glenn A. Davenport, the Company's President and Chief Executive Officer, are discussed below.

BASE SALARIES

  The Company's general approach for base compensation is to establish salary ranges with midpoints which are at the 50th percentile of the competitive market in the contract food services industry. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. However, for its executive officers, including the President and Chief Executive Officer and the other executives named in the Summary Compensation Table, the Company has capped base salaries at the midpoint of the salary range. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market.

ANNUAL INCENTIVE COMPENSATION

  The Company's annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. Corporate and individual performance objectives are established at the beginning of each fiscal year.

  Each executive's potential incentive is tied to growth in net income as well as certain qualitative measures. Depending upon an executive's organizational level and responsibilities, as well as competitive market practices, annual incentive compensation targets range from 14 percent to 50 percent of base salary if 100 percent of predetermined corporate goals are achieved and maximums range from 80 percent to 125 percent of base salary. Any incentive compensation earned by Named Executives over their targeted amount (40 percent to 50 percent) will be paid in restricted stock and will be subject to forfeiture in the event executive's employment is terminated within 18 months following the date of the award, except for termination due to death, retirement or disability. Performance with respect to the measures named in the annual incentive plan for fiscal 1998 resulted in average annual incentive compensation of 97.48 percent of base salaries for the five executive officers named in the Summary Compensation Table. Such awards represented approximately 85.17 percent of the total incentive awards that could have been earned by the five executive officers. Occasionally the Company may establish a special incentive award for an individual officer or other employee aimed at achieving a specified performance goal.

EXECUTIVE STOCK OWNERSHIP

  Believing that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders, the Company encourages all employees to make a personal investment in Company stock. In addition, ownership requirements have been developed for the Company's top management group. These objectives will be phased in over a period of five years that commenced with fiscal year 1997 with the minimum to be fully achieved at the end of that period, and may be accomplished through the exercise of stock options, other stock incentives or open market purchases. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based plans.

LONG-TERM INCENTIVE COMPENSATION

  Awards under the Company's stock-based compensation plans directly link potential participant rewards to increases in shareholder value. The Company maintains stock incentive plans for executive officers and other employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

 Executive Stock Option Program

  The Company has an Executive Stock Option Program which provides for option grants to key employees. The options are issued at fair market value, have a term of ten years and generally vest two or three years after the date of the grant. During fiscal 1998, option grants ranging from 200 to 39,331 shares, for a total of 278,072 shares were made under this program.

 Management Stock Option Program

  The Company has a Management Stock Option Program for key employees. Based on organization level, eligible employees may purchase shares of Company stock up to established annual limits. In addition, at the level of senior vice president and above, any bonus earned in excess of the target amount will be paid in restricted stock which is subject to forfeiture in the event the executive's employment is terminated within 18 months following the date of the award, except for termination due to death, retirement or disability. For each share purchased, 1.15 shares will be issued and the participant will receive a ten-year option to purchase three times the number of shares of Company stock obtained at a per share exercise price equal to the fair market value of a share on the date of grant. The right to purchase Common Stock under this program is offered to individuals who are eligible for the Company's Bonus/Commission Plan. There is a three-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. The Company granted options to purchase an aggregate of 6,648 shares to key employees under this program during fiscal year 1998.

  The Company may occasionally grant restricted stock or other stock rights to ensure retention of key executives or as a part of the compensation provided to a new executive hired from outside the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The base salary for Mr. Davenport, the Company's Chief Executive Officer, for fiscal year 1998 was determined by the Compensation Committee in accordance with compensation practices and policies in effect. Mr. Davenport's annual base salary was determined in the same manner described previously for other executives.

  Mr. Davenport is eligible to participate in the Company's annual incentive plan under which he may earn a bonus determined as a percentage of his salary if predetermined levels of net income growth, new account sales and other items are achieved by the Company. For fiscal year 1999, the Chief Executive Officer's bonus opportunity is 25 percent, 50 percent, 100 percent and 125 percent of his salary if the Company achieves or exceeds "threshold," "target," "maximum" and "maximum plus" growth levels, respectively, with a proportional increase in the bonus between such performance levels. Mr. Davenport is also eligible to participate in the Management Stock Option Program.

  Mr. Davenport is eligible to participate in the Executive Stock Option Program described above. The Compensation Committee approved a grant of options to purchase 39,331 shares of Common Stock to Mr. Davenport during fiscal year 1998.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

  The Board of Directors of the Company has a standing Compensation Committee whose purpose is to review and make recommendations concerning the base salaries of all officers of the Company and to authorize all other forms of compensation including stock options. Members of the Compensation Committee also administer the Company's stock-based incentive plans. The Compensation Committee met four times during the fiscal year. The Board of Directors approved all decisions of the Compensation Committee during fiscal year 1998. The members of the Compensation Committee are as follows:

    Claire L. Arnold (Chairman)           Dr. Benjamin F. Payton
    E. Eugene Bishop                      Arthur R. Outlaw, Jr.
    Fred Brown

                               PERFORMANCE GRAPH

  The following chart and table compare the cumulative total return of the Company's Common Stock with the cumulative total return of the NYSE Stock Market Index and the Index of NYSE Eating and Drinking Places Index.

                             COMPARISON OF RETURNS
                                      FOR
                          MORRISON HEALTH CARE, INC.




                             [GRAPH APPEARS HERE]

                          3/11/96 5/31/96 8/30/96 11/29/96 2/28/97 5/30/97 8/29/97 11/28/97 2/27/98 5/29/98
                          ------- ------- ------- -------- ------- ------- ------- -------- ------- -------
MORRISON HEALTH CARE,
 INC....................  $100.0    79.8    69.7    81.7     78.5    95.9   102.6   108.0    122.2   105.7
NYSE Stock Market (US
 Companies).............  $100.0   104.9   103.0   117.6    123.2   131.4   140.9   150.3    164.8   171.7
NYSE Eating and Drinking
 Places (SIC 5810-5819
 US Companies)..........  $100.0    97.8    93.8    95.6     89.8   103.3   102.3   104.9    114.7   129.9

--------
* Assumes $100 invested in the Common Stock of the Company and in the indicated indices on March 11, 1996, the first business day following the Distribution, and reinvestment of dividends.

                             INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP served as the Company's independent auditors for fiscal year 1998. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  The appointment of auditors is a matter for determination by the Board of Directors for which no shareholder approval or ratification is necessary. The Board of Directors has selected the firm of Ernst & Young LLP to audit the books of the Company for fiscal year 1999.

                             SHAREHOLDER PROPOSALS

  Any shareholder of the Company wishing to submit a proposal for action at the Company's 1999 Annual Meeting of Shareholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than May 7, 1999, and must otherwise comply with rules of the Securities and Exchange Commission relating to shareholder proposals.

  The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 1999 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless (i) with respect to any nomination for director, written notice of the intent to make the nomination is submitted to the Company at least 90 days in advance of the meeting and is otherwise made in accordance with the nomination procedures contained in the Articles of Incorporation of the Company, or (ii) with respect to any other shareholder proposal, notice of the matter is received by the Company at its principal executive office not later than July 21, 1999 and, in either case, certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

                                    GENERAL

  Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

  A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by the shareholders at the time and place of the Annual Meeting.

  The Annual Report of the Company for fiscal year 1998 (which is not part of the proxy soliciting material) is being mailed with this proxy statement to all shareholders of record as of the record date for the Annual Meeting.

  THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K WITHOUT EXHIBITS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MAY 31, 1998. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SHAREHOLDERS' RELATION DEPARTMENT, MORRISON HEALTH CARE, INC., 1955 LAKE PARK DRIVE, S.E., SUITE 400, SMYRNA, GEORGIA 30080-8855.

                                          By Order of the Board of Directors,

                                          /s/ JOHN E. FOUNTAIN
                                          ------------------------------------
                                          John E. Fountain
                                          Vice President, General Counsel
                                          and Secretary

August 31, 1998
Atlanta, Georgia

                           MORRISON HEALTH CARE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 31, 1998, and does hereby appoint Glenn A. Davenport, and K. Wyatt Engwall, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Morrison Health Care, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Morrison Health Care, Inc., to be held at the Renaissance Atlanta Hotel-Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 at 1:00 p.m., local time, on September 29, 1998, at any adjournment(s) thereof:

1.TO ELECT TWO CLASS III DIRECTORS FOR A TERM OF THREE YEARS.

                  JOHN B. MCKINNON and DR. BENJAMIN F. PAYTON

 [_] FOR all nominees         [_] WITHHOLD AUTHORITY to
     above (except as             vote for ALL nominees
     marked to the                listed above
     contrary above)

  INSTRUCTION: To withhold authority for any individual nominee, mark the first box above and line through that nominee's name as it appears above.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED
                                     ABOVE.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.




  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

                                       Dated:___________________________, 1998.


                                   --------------------------------------------
                                   Signature

                                   --------------------------------------------
                                   Signature, if held jointly

                                   Please sign exactly as your name(s) appear hereon. If shares are held jointly, each shareholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

                                   PLEASE COMPLETE, DATE, SIGN AND RETURN THIS
                                   PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.